EXHIBIT 9.3

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED
VOTING AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED VOTING AGREEMENT (this “Amendment”) is made as of November 28, 2007, by and among WALLACE R. WEITZ & COMPANY, a Nebraska corporation (“Weitz Co.”), and WALLACE R. WEITZ, individually (collectively with Weitz Co., the “Weitz Advisors”), and GEORGE E. BULL (“Bull”), and DOUGLAS B. HANSEN (“Hansen”), stockholders of REDWOOD TRUST, INC., a Maryland corporation (“Redwood”). Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the charter of Redwood (the “Charter,” or the Second Amended and Restated Voting Agreement, dated October, 2005, among the Weitz Advisors, Bull, and Hansen, as amended (the “Second Amended and Restated Voting Agreement”)).

WHEREAS, Redwood has previously granted waivers to the Weitz Advisors to purchase up to a maximum of 5,104,214 shares of Redwood Common Stock without violating Redwood’s 9.8% share Ownership Limit; and

WHEREAS, effective the date hereof, the Board of Directors of Redwood granted the Weitz Advisors a further waiver to purchase an additional 900,000 shares of Redwood Common Stock in excess of 5,104,214 shares of Redwood Common Stock.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Amendment of Section 2 of the Second Amended and Restated Voting Agreement.   Section 2 of the Second Amended and Restated Voting Agreement is hereby deleted and replaced in its entirety with the following:

“2. Aggregate Number of Shares Subject to Waivers. The parties hereto confirm that, pursuant to the waivers granted by the Board of Directors and subject to compliance by the Weitz Persons with the terms of this Voting Agreement, the Weitz Persons are permitted to Beneficially Own an aggregate of up to 6,004,214 shares of Common Stock without violating the Ownership Limit.”

2. Execution of Irrevocable Proxy.   Concurrently with the execution of this Amendment, the Weitz Advisors are executing and delivering to Redwood an Irrevocable Proxy in the form attached hereto as Exhibit A. The Irrevocable Proxy so executed and delivered will supersede the Irrevocable Proxy previously executed by the Weitz Advisors pursuant to Section 5 of the Second Amended and Restated Voting Agreement.

3. Continuation of Second Amended and Restated Voting Agreement.   The Second Amended and Restated Voting Agreement, as amended by the Amendment to Second Amended and Restated Voting Agreement dated July 13, 2007, and as amended hereby, shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment to Second Amended and Restated Voting Agreement as of the date first written above.

/s/ George E. Bull III

GEORGE E. BULL III

/s/ Douglas B. Hansen

DOUGLAS B. HANSEN

WALLACE R. WEITZ & COMPANY

By: /s/ Wallace R. Weitz

Name: Wallace R. Weitz
Title: President

/s/ Wallace R. Weitz

WALLACE R. WEITZ

IRREVOCABLE PROXY

This proxy is given pursuant to that certain Second Amended and Restated Voting Agreement, made as of October, 2005, by and among Wallace R. Weitz & Company, a Nebraska corporation, and Wallace R. Weitz, individually, and George E. Bull and Douglas B. Hansen, stockholders of Redwood Trust, Inc., a Maryland corporation (“Redwood”), as such agreement was amended by the Amendment to Second Amended and Restated Voting Agreement, dated as of July 13, 2007, and further amended by the Second Amendment to Second Amended and Restated Voting Agreement, dated as of November 28, 2007 (collectively, the “Voting Agreement”).

The undersigned stockholder of Redwood does hereby constitute and appoint George E. Bull and Douglas B. Hansen, or either of them, as proxies for the undersigned (the “Proxies”), with full power of substitution in each of them, to attend any meeting of stockholders of Redwood, and any adjournment or postponement thereof, to cast on behalf of the undersigned in accordance with the Voting Agreement all votes that the undersigned is entitled to cast at such meeting (or by written consent in lieu of any such meeting) with respect to Excess Shares (as defined in the Voting Agreement) and otherwise to represent the undersigned with respect to Excess Shares if personally present at the meeting.

The undersigned hereby acknowledges that all prior proxies with respect to Excess Shares have terminated, affirms that this proxy is coupled with an interest and is irrevocable pursuant to the terms of the Voting Agreement and confirms all that the Proxies may lawfully do or cause to be done by virtue hereof and in accordance with the Voting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy under seal this ___ day of _____________, 2007.

WITNESS:	STOCKHOLDER:

(SEAL)
By:
Title: